Exhibit 10.10

SECURITIES TRANSFER AGREEMENT

This Securities Transfer Agreement (this “Agreement”) is entered into as of July [__], 2026 by and between DUNE ACQUISITION HOLDINGS III LLC (the “Transferor”) and Clear Street LLC (the “Transferee””).

RECITALS

WHEREAS, the Transferor desires to sell 200,000 Class B Ordinary shares, $0.0001 par value per share (the “Shares”) of Dune Acquisition Corporation III (the “Company”) to the Transferee in connection with the Company’s initial public offering (“IPO”) of units of the Company.

NOW, THEREFORE, the parties hereto, for good and valuable consideration which each party acknowledges the receipt of, hereby agree as follows:

1. Transfer of the Securities.

For the sum of $0.004 per Class B Ordinary share, the Transferor hereby agrees to sell the Shares to the Transferee immediately prior to effectiveness of the Company’s registration statement in connection with the IPO. The Shares shall be subject to the transfer restrictions applicable to such Shares contained in the letter agreement entered into by the Company, the Transferor and the Company’s officers and directors in connection with the IPO.

2. Representations and Warranties of the Transferor.

The Transferor represents and warrants that it has full legal capacity and authority to enter into the Agreement and to transfer the Shares to the Transferee hereunder, and is not bound by any agreement, instrument or governmental order prohibiting such transfer. The Transferor also represents that it is transferring such interests free and clear of all liens and encumbrances other than those created by the terms of the Company’s organizational documents or imposed by applicable federal and state securities laws.

3. Representations and Warranties of the Transferee.

3.1. The Transferee represents and warrants that it is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares and (ii) able to bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act (as defined below) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Transferee is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Transferee must bear the economic risk of this investment until the Shares are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. Transferee is able to bear the economic risks of an investment in the Shares and to afford a complete loss of Transferee’s investment in the Shares.

3.2. Transferee represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law.

3.3. The Transferee is purchasing the Shares solely for investment purposes, for the Transferee’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Transferee did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

4. Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

5. Entire Agreement.

This Agreement constitutes the entire agreement of the parties hereto.

6. Governing Law.

This Agreement shall be governed by the laws of the State of New York without regard to its conflict of laws principles.

7. Modification.

This Agreement may not be amended or supplemented at any time unless by a writing executed by the parties hereto.

8. Headings.

The headings in this Agreement are solely for convenience or reference and shall not affect its interpretation.

9. Counterparts; Facsimile.

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile or other electronic transmission, and any such executed facsimile or electronic copy shall be treated as an original.

10. Non Merger.

The provisions in this Agreement (other than the obligations that have already been performed) shall not merge on completion of the transfer of the legal and beneficial title to the Shares to the Transferee and shall remain in full force and effect after the date of this Agreement.

11. Forfeiture.

Notwithstanding anything in this Agreement to the contrary, if prior to or in connection with (i) the Company’s initial business combination (the “Business Combination”) or (ii) an amendment to the Company’s charter to extend the Company’s time to consummate a Business Combination, the Transferor forfeits, transfers, exchanges or amends the terms of all or any portion of the Class B ordinary shares, par value $0.0001 per share, of the Company held by the Transferor (including the underlying securities, the “Transferor’s Shares”), or enters into any other arrangements with respect to the Transferor’s Shares in connection with (a) a Business Combination or (b) an amendment to the Company’s charter to extend the Company’s time to consummate a Business Combination, the Shares shall be subject to the same terms of any such forfeiture, transfer, exchange, amendment or arrangement.

[The balance of this page is intentionally left page.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

Transferor:

Dune Acquisition Holdings III LLC

By:
Name:	Carter Glatt
Title:	Managing Member

Transferee:

CLEAR STREET LLC

By:
Name:
Title:

Acknowledged, Consented to and Agreed To By:

DUNE Acquisition Corporation III

By:
Name:	Carter Glatt
Title:	Chief Executive Officer

[Signature Page to Securities Transfer Agreement]